EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-253927) of Park Hotels & Resorts Inc. and the related Prospectus,
(2)
Registration Statement (Form S-8 No. 333-215324) pertaining to the Park Hotels & Resorts Inc. 2017 Omnibus Incentive Plan and the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors, and
(3)
Registration Statement (Form S-8 No. 333- 255660) pertaining to the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended and restated as of April 30, 2021);

of our reports dated February 18, 2022, with respect to the consolidated financial statements of Park Hotels & Resorts Inc. and the effectiveness of internal control over financial reporting of Park Hotels & Resorts Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tysons, Virginia
February 18, 2022